Exhibit 10.7

TRANSFER RESTRICTION AGREEMENT
OF BOIS D’ARC ENERGY, LLC

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TABLE OF CONTENTS
(CONTINUED)

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TRANSFER RESTRICTION AGREEMENT
OF BOIS D’ARC ENERGY, LLC

     This Transfer Restriction Agreement (the “Agreement”) dated as of July 16, 2004 (the “Effective Date”), is entered into by and among Bois d’Arc Energy, LLC, a Nevada limited liability company (the “Company”), and each of the Persons executing this Agreement other than the Company as evidenced on the signature pages hereto. Each such Person is a “Holder” and, collectively, they are sometimes referred to as the “Holders.”

W I T N E S S E T H

     WHEREAS, the Holders are the members of the Company;

     WHEREAS, the Operating Agreement of the Company (the “Operating Agreement”) which has been executed and delivered by the Holders contemporaneously with this Agreement, contemplates that the Holders, in their capacity as members of the Company, will become parties to this Agreement providing for certain restrictions upon the transfer of, and certain rights to purchase and obligations to sell, the ownership interests held by the Holders in the Company;

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree upon the terms and conditions set forth herein:

I. DEFINITIONS

     Section 1.1. Definitions. The following terms shall have the following meanings when used in this Agreement:

     “AAA” means the American Arbitration Association and the office thereof located in Dallas, Texas.

     “Acceptance Notice” shall mean a notice by a Remaining Holder to a Selling Holder that the Remaining Holder is exercising its right to purchase Units of the Selling Holder pursuant to Article IV.

     “Affiliate” shall mean, with respect to any Person, (i) any other Person or Group of Persons beneficially owning eighty percent (80%) or more of the outstanding equity ownership interests of such Person, (ii) any other Person eighty percent (80%) or more of the outstanding equity ownership interests of which are beneficially owned by such Person or (iii) any other Person eighty percent (80%) or more of the outstanding equity ownership interests of which are beneficially owned by a third Person or Group of Persons who beneficially own eighty percent (80%) or more of the outstanding voting securities of such Person.

     “Affiliate Transfer” shall have the meaning set forth in Section 3.1 of the Agreement.

     “Agreement” shall mean this Transfer Restriction Agreement.

     “Beneficially own,” “beneficially owned” and “beneficial ownership” shall mean (i) voting power which includes the power to vote, or to direct the voting of, a security and (ii) investment power, which includes the power to dispose or to direct the disposition of, a security.

     “Board of Managers” shall have the meaning set forth in the Operating Agreement.

     “Business Day” shall mean any day other than Saturday or Sunday or any other day upon which banks in Dallas, Texas are permitted or required by law to close.

     “Company” shall have the meaning set forth in the Preamble to this Agreement.

     “Effective Date” shall have the meaning set forth in the preamble to this Agreement.

     “Electing Purchasers” shall mean the Remaining Holders who elect to participate in the purchase of a Selling Holder’s Units pursuant to Article IV.

     “Familial Transfer” shall have the meaning set forth in Section 3.2 of this Agreement.

     “Family Members” shall mean as to any individual only such individual’s spouse, son(s), daughter(s), grandchildren, mother, father, aunt(s), uncle(s), niece(s), nephew(s), spouses of children, or siblings and shall include any Person so related by adoption if adopted before age eighteen (18).

     “Group of Persons” shall mean not more than five (5) Persons.

     “Holder” or “Holders” shall mean the Persons executing this Agreement as evidenced by the signature pages hereto and any assignee of all or any part of their respective interests in the Company.

     “Member” or “Members” shall mean the members of the Company and any assignee of all or any part of their respective interests in the Company who is admitted to the Company as a member in conformity with the provisions of the Operating Agreement.

     “Offered Interest” shall mean a Selling Holder’s Units that are subject to purchase under Article IV.

     “Operating Agreement” shall have the meaning set forth in the Preamble to this Agreement.

     “Option Period” shall mean the ninety (90) day period specified in Section 4.3.

     “Person” shall mean an individual person, partnership, limited partnership, limited liability company, trust, corporation or other entity or organization.

     “Pro Rata Portion” shall mean a fraction, the numerator of which is the Proportionate Share of the Electing Purchaser and the denominator of which is the total of the Proportionate Shares of all the Electing Purchasers.

     “Proportionate Share” shall mean a fraction of numerator of which is the number of Class B Units held by a Remaining Holder and the denominator of which is the total number of Class B Units held by all Remaining Holders.

     “Purchase Event” shall have the meaning set forth in Section 4.1 hereof.

     “Purchase Event Notice” shall have the meaning set forth in Section 4.2 hereof.

     “Remaining Holders” shall mean all Holders of Class B Units other than the Selling Holder.

     “Selling Holder” shall mean a Holder whose Units are the subject of a purchase option under Article IV.

     “Third Appraiser” shall have the meaning set forth in Section 4.9 hereof.

     “Units” shall mean Class A Units, Class B Units and/or Class C Units (as defined in the Operating Agreement).

II. RESTRICTIONS ON TRANSFER

     Section 2.1. General Restriction on Transfer. Except as expressly provided to the contrary in this Agreement, no Holder may assign, sell or otherwise transfer by operation of law or otherwise, any of its right, title or interest or any portion thereof of such Holder’s Units. Any purported or attempted assignment, sale or transfer of all or any part of a Holder’s Units made in violation of this Agreement shall be null and void.

     Section 2.2. Securities Laws Restrictions. Notwithstanding any other provision of this Agreement, no transfer of Units may be made if the transfer would violate any federal or state securities laws. The Company may require evidence satisfactory to it in its reasonable discretion of compliance with such laws.

     Section 2.3. Continuation of Restrictions After Transfer. In the event of any permitted transfer of Units pursuant to this Agreement, the interest so transferred shall remain subject to all terms and provisions of this Agreement, including this Section 2.3, and the transferee shall be deemed, by accepting the interest so transferred, to have assumed all the liabilities and unperformed obligations, under this Agreement or otherwise, which are appurtenant to the interest so transferred; shall hold such interest subject to all unperformed obligations of the transferor Holder; and shall agree in writing to the foregoing if requested by the Company or any Holder.

     Section 2.4. Joint Transfer of Class A Units and Class B Units. Except as provided in Section 17.7 of the Operating Agreement, and notwithstanding any other provision contained herein to the contrary, for each Class B Unit transferred to a transferee one Class A Unit must be transferred to the same transferee, and for each Class A Unit transferred to a transferee one Class B Unit must be transferred to the same transferee.

III. PERMITTED TRANSFERS

     Section 3.1. Permitted Affiliate Transfers. Notwithstanding Section 2.1 hereof, but subject to Sections 2.2, 2.3 and 2.4 and Article IV hereof, without the consent of the other Holders any Holder may transfer any or all of its Units to any Affiliate of such Holder. A transfer permitted under this Section 3.1 is referred to herein as an “Affiliate Transfer.”

     Section 3.2. Permitted Familial Transfers. Notwithstanding Section 2.1 hereof, but subject to Sections 2.2, 2.3 and 2.4 and Article IV hereof, without the consent of the other Holders any Holder may transfer any or all of its Units to:

     (i) any Family Member of such Holder or of a Person who is the beneficial owner of a majority of the equity ownership interests of such Holder;

     (ii) any partnership, limited partnership, limited liability company, corporation or other entity or organization eighty percent (80%) or more of the equity ownership interests of which are beneficially owned and controlled, collectively, by the Holder and/or one or more Family Member(s) of such Holder or of a Person who is the beneficial owner of a majority of the equity ownership interests of such Holder; or

     (iii) any trust, if the Holder and/or one or more Family Members of such Holder or of a Person who is the beneficial owner of a majority of the equity ownership interests in such Holder are collectively the beneficiaries of eighty percent (80%) or more of the assets of such trust.

The provisions of this Section 3.2 shall not be applicable to transfers that are also subject to Section 4.1(x) hereof. A transfer permitted under this Section 3.2 is referred to herein as a “Familial Transfer.”

     Section 3.3. Pledges and Security Interests. Notwithstanding Section 2.1 hereof, but subject to Sections 2.2, 2.3 and Article IV hereof, without the consent of the other Holders Comstock Offshore, LLC may pledge or grant a security interest in its Units and all rights relating thereto to Bank of Montreal as collateral agent under the Amended and Restated Credit Agreement dated as of February 25, 2004, among Comstock Resources, Inc., Bank of Montreal and the lenders party thereto.

IV. PURCHASE OPTIONS

     Section 4.1. Purchase Events. In the event that any of the following (each a “Purchase Event”) shall have occurred to or in respect of a Selling Holder, the Remaining Holders shall have the right upon the terms set forth in this Article IV to purchase all of the Units of the Selling Holder (or, in the case of a Purchase Event pursuant to Section 4.1(x) below, such portion of the Selling Holder’s Units as is assigned, sold, or otherwise transferred as described in Section 4.1(x)):

     (i) the Selling Holder shall make an assignment for the benefit of creditors, commence (as the debtor) a case in bankruptcy, or commence (as the debtor) any proceeding under any other insolvency law; or

     (ii) a case in bankruptcy or any other proceeding under any other insolvency law is commenced against the Selling Holder (as the debtor) and is consented to by the Selling Holder or remains undismissed for sixty (60) days, or the Selling Holder consents to or admits the material allegations against it in any such case or proceeding; or

     (iii) a trustee, receiver, agent, liquidator or sequestrator (however named) is appointed with respect to the Selling Holder (as the debtor) and is consented to by the Selling Holder or remains undismissed for sixty (60) days, or the Selling Holder consents to or admits the material allegations against it in any such case or proceeding; or

     (iv) a trustee, receiver, agent, liquidator or sequestrator (however named) is appointed or authorized to take charge of all or substantially all of the property of the Selling Holder for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of creditors and such appointment or authorization is consented to by the Selling Holder or is not overturned within ninety (90) days; or

     (v) the Selling Holder shall suffer any writ of attachment or execution or any similar process to be issued or levied against the interests of the Selling Holder in its Units which is not released, stayed, bonded or vacated within ninety (90) days after its issue or levy; or

     (vi) the Selling Holder shall fail to perform any of its obligations under this Agreement or the Operating Agreement in a material respect and such failure continues for a period of at least thirty (30) days after written notice thereof from the Company or any Holder; or

     (vii) any attempted assignment or hypothecation by the Selling Holder of any of its rights or interest in the Company, the Operating Agreement or this Agreement, except as expressly permitted by this Agreement; or

     (viii) the Selling Holder shall commence to dissolve or wind-up and liquidate the assets of its business otherwise than in connection with a transfer permitted under Section 3.1 or 3.2; or

     (ix) the Selling Holder shall become deceased or be declared legally incompetent to administer his affairs and either an executor, administrator or guardian of such Selling Holder’s estate has not been appointed within ninety (90) days of such event or such Selling Holder’s interest is not transferred pursuant to a Familial Transfer within eighteen (18) months of such event; or

     (x) as a result of a divorce, separation or other domestic relations or family law proceeding an order is entered purporting to assign, transfer or divide ownership of, or to require the Selling Holder to assign, sell or otherwise transfer, all or any interest in Selling Holder’s Units, and either such order is not overturned within one hundred twenty (120) days or Selling Holder has not otherwise obtained sole ownership of the Units within such period; or

     (xi) the Selling Holder or any Affiliate thereof, by entry of a final non-appealable judgment, order or decree of a court or governmental agency having proper jurisdiction, shall be declared guilty of a felony involving moral turpitude, fraud or wrongdoing in connection with any business activity.

     Section 4.2. Notice of Sale. As soon as reasonably practicable following the occurrence of a Purchase Event, the Selling Holder shall give written notice (the “Purchase Event Notice”) of the Purchase Event to all Remaining Holders. If the Selling Holder shall fail or refuse to give the Purchase Event Notice, the Company may, but shall have no obligation to, give the Purchase Event Notice.

     Section 4.3. Purchase Option. During the ninety (90) day period following receipt of the Purchase Event Notice, the Remaining Holders may elect to exercise their right to purchase the Selling Holder’s Units (an “Offered Interest”) under this Section 4.3 (an “Option Period”). Then upon the expiration of the Option Period such right to purchase the Selling Holder’s Units hereunder shall terminate, unless and until another Purchase Event shall occur with respect to the Selling Holder at which time the provisions of this Article IV shall again be applicable to such Selling Holder’s Units.

     Section 4.4. Exercise of Purchase Option. The Remaining Holders shall give written notice to the Selling Holder prior to the expiration of the Option Period (an “Acceptance Notice”), if they desire to exercise their option to purchase the Offered Interest.

     Section 4.5. Allocation of Interest Among Remaining Holders. The Acceptance Notice shall specify the portion of the Offered Interest that each Remaining Holder who elects to participate in the purchase shall purchase. The Remaining Holders collectively, may not purchase less than all of the Offered Interest. If the Remaining Holders cannot agree upon the portion of the Offered Interest that each shall purchase, each Remaining Holder may send a separate Acceptance Notice agreeing to purchase its Proportionate Share of the Offered Interest, and if a Remaining Holder does not send an Acceptance Notice, each Remaining Holder that sends an Acceptance Notice shall purchase its Pro Rata Portion of the Offered Interest.

     Section 4.6. Closing of Sale. The closing of the sale of the Offered Interest to the Electing Purchasers shall take place at the principal place of business of the Company thirty (30) days after the end of (i) the Option Period (or, if such day is not a Business Day, the following Business Day), or (ii) such longer period as may be required to complete the appraisal under Section 4.9, or at such other place and time as agreed to by the Selling Holder and the Electing Purchaser.

     Section 4.7. Failure to Exercise Option. If the purchase option under this Article IV is not exercised within the Option Period as to all of the Offered Interest, or if the Electing Purchasers default on their obligation to purchase all of the Offered Interest, the right to purchase the Selling Holder’s Units shall terminate unless and until another Purchase Event shall occur with respect to the Selling Holder at which time the provisions of this Article IV shall again be applicable to the Selling Holder’s Units.

     Section 4.8. Purchase Price. The amount of the purchase price for the Selling Holder’s Units (unless agreed upon by the Selling Holder and the Electing Purchasers) shall be determined in accordance with Section 4.9 hereof.

     Section 4.9. Procedure for Appraisal and Determination of Fair Market Value. Unless the Electing Purchasers and Selling Holder shall mutually agree upon the value for the Offered Interest, the value of the Offered Interest shall be determined by appraisal hereunder. The appraised value of the Offered Interest shall be determined within thirty (30) days after selection, by a single independent appraiser selected by agreement between the Electing Purchasers and Selling Holder (or its estate or representative) and such appraiser in turn may rely on other experts. If the Electing Purchasers and Selling Holder (or its estate or representative) cannot agree on a single independent appraiser within thirty (30) days after the delivery of the Acceptance Notice by the Electing Purchasers to the Selling Holder, then the Electing Purchasers, as a group, and the Selling Holder (or its estate or representative) shall each designate an independent appraiser, which appraisers shall meet within ten (10) days after their designation and proceed to determine the value of the Offered Interest within thirty (30) days of such initial meeting. If, during such thirty (30) day period, the two appraisers cannot reach agreement on the value of the Offered Interest, then, if the higher appraisal does not equal or exceed 105% of the lower appraisal, the arithmetic average of the appraisals designated by the appraisers shall be deemed to be the value of the Offered Interest; provided, however, that if the higher appraisal exceeds 105% of the lower appraisal, then the appraisers shall jointly appoint a third appraiser (the “Third Appraiser”) within ten (10) days after the expiration of such thirty (30) day period, whereupon the appraisal that is neither the highest nor the lowest of the three (3) appraisals shall be deemed to be the value of the Offered Interest and be binding and conclusive on the parties hereto. If any appraiser shall fail, refuse or become unable to act, a new appraiser shall be appointed in his place following the same method as was originally followed with respect to the appraiser to be replaced. If the Electing Purchasers or the Selling Holder (or its estate or representative) shall fail to designate an appraiser, the appraiser designated by the other party shall act as the sole appraiser. If a single independent appraiser is selected by agreement between the Electing Purchasers, as a group, and the Selling Holder (or its estate or representative) or if only one appraiser is designated, the fees and expenses of such appraiser shall be borne equally by such parties; if the Electing Purchasers, as a group, and the Selling Holder (or its estate or representative) each designate appraisers, the fees and expenses of each such designated appraiser shall be borne by the party designating same; and if a Third Appraiser is designated, the fees and expenses of such Third Appraiser shall be borne equally by the Electing Purchasers and the Selling Holder (or its estate or representative). Any appraiser designated to serve in accordance with this Section 4.9 shall be independent of the party designating such appraiser. The determination of the value of the Offered Interest hereunder shall be conclusive on all parties. At any time during or following the determination of the value of the Offered Interest by any appraiser, the Electing Purchasers may elect to terminate their exercise of the option to purchase the Offered Interest, but in that case, the Electing Purchasers shall pay the fees and expenses of the appraiser selected by the Selling Holder and Third Appraiser, as well as its own appraiser.

     Section 4.10. Effect on Seller’s Interest. Without limiting the generality of any other provision of this Agreement, upon the sale of the Offered Interest under this Article IV, the Selling Holder, without further action, will have no rights in the Company or against the Company or any Member other than the right to receive payment for the Offered Interest in accordance with this Article.

     Section 4.11. Applicability to Transferees. The rights of the Remaining Holders under this Article IV shall not be affected or diminished by any assignment, sale or transfer of Units effected in connection with any Purchase Event or any order purporting to effect or to require any such assignment, sale or transfer, and any such Units shall remain subject to the provisions of this Agreement irrespective of any such assignment, sale or transfer, whether or not completed, and the assignee, purchaser or transferee shall take subject to the provisions of this Agreement and shall be bound thereby to the same extent as the Selling Holder.

V. OTHER PROVISIONS APPLICABLE TO TRANSFERS

     Section 5.1. Waiver of Rights to Object. All Holders acknowledge that the methods provided for in this Agreement for determining the price of an Offered Interest or Units are fair as to dates used, notices, terms and in all other respects, and are administratively and in substance superior to other methods. Each Holder waives any right that it may have to use any other method to determine the value of any Offered Interest or Units in connection with this Agreement.

VI. NOTICES

     Section 6.1. Methods of Giving Notice. Whenever any notice is required to be given to any Holder under the provisions of any applicable law or this Agreement, it shall be given in writing and delivered personally or delivered by facsimile communication to such Holder at such address (and at such member facsimile) as appears on the books of the Company, and such notice shall be deemed to be given at the time the recipient actually receives the notice in the case of personal delivery or the sender receives electronic confirmation of delivery with respect to any notice given by facsimile communication.

     Section 6.2. Waiver of Notice. Whenever any notice is required to be given to any Holder under the provisions of any applicable law or this Agreement, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

VII. MISCELLANEOUS

     Section 7.1. Execution in Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

     Section 7.2. Further Assurances. Each Holder hereby covenants and agrees to execute and deliver such instruments as may be reasonably requested by any other Holder to convey any interest or to take any other action required or permitted under this Agreement.

     Section 7.3. Titles and Captions. All article, section, or subsection titles or captions contained in this Agreement or the table of contents hereof are for convenience only and shall not be deemed part of the context of this Agreement.

     Section 7.4. Number and Gender of Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

     Section 7.5. Entire Agreement. This Agreement, together with the Operating Agreement, contains the entire understanding between and among the Holders and supersedes any prior understandings and agreements between and among them respecting the subject matter of this Agreement.

     Section 7.6. Amendment. This Agreement may be amended or modified only by approval of the Board of Managers of the Company pursuant to Sections 6.6 and 9.7 of the Operating Agreement. Each Holder other than Comstock Offshore, LLC, by its execution of this Agreement, hereby makes, constitutes and appoints the Chief Executive Officer of the Company as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead to make, execute, sign, and acknowledge all instruments that the Chief Executive Officer deems appropriate to reflect any amendment or modification of this Agreement pursuant to the terms of this Section 7.6. The power of attorney granted by this Section 7.6 shall be considered coupled with an interest and shall survive any disability of a Member.

     Section 7.7. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors, and assigns of the Holders.

     Section 7.8. Waiver. No failure by any Holder to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, agreement, term, or condition. Any Holder by the issuance of written notice may, but shall be under no obligation to, waive any of its rights or any conditions to its obligations hereunder, or any duty, obligation or covenant of any other Holder. No waiver shall affect or alter the remainder of this Agreement but each and every covenant, agreement, term, and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

     Section 7.9. Remedies. The rights and remedies of the Holders set forth in this Agreement shall not be mutually exclusive or exclusive of any right, power or privilege provided by law or in equity or otherwise and the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof or of any legal, equitable or other right. Each of the Holders confirms that damages at law may be an inadequate remedy for a breach or threatened breach of any provision hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to, or shall limit or affect any rights at law or by statute or otherwise of any Holder aggrieved as against another Holder for a breach or threatened breach of any provision hereof, it being the intention of this section to make clear the agreement of the Holder that the respective rights and obligations of the Holders hereunder shall be enforceable in equity as well as at law or otherwise.

     Section 7.10. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED, AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEVADA (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES).

     Section 7.11. DISPUTE RESOLUTION.

     (a) NEGOTIATION. THE PARTIES SHALL ATTEMPT TO RESOLVE ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TERMINATION, BREACH, OR VALIDITY OF THIS AGREEMENT, PROMPTLY BY GOOD FAITH NEGOTIATION AMONG REPRESENTATIVES WHO HAVE AUTHORITY TO RESOLVE THE CONTROVERSY. ANY PARTY MAY GIVE THE OTHER PARTIES WRITTEN NOTICE OF ANY DISPUTE NOT RESOLVED IN THE NORMAL COURSE OF BUSINESS. WITHIN 10 DAYS AFTER DELIVERY OF THE NOTICE, THE RECEIVING PARTY SHALL SUBMIT TO THE OTHERS A WRITTEN RESPONSE. THE NOTICE AND THE RESPONSE SHALL INCLUDE (A) A STATEMENT OF THE PARTIES’ CONCERNS AND PERSPECTIVES ON THE ISSUES IN DISPUTE, (B) A SUMMARY OF SUPPORTING FACTS AND CIRCUMSTANCES AND (C) THE IDENTITY OF THE REPRESENTATIVE WHO WILL REPRESENT THAT PARTY AND OF ANY OTHER PERSON WHO WILL ACCOMPANY THE REPRESENTATIVE. WITHIN 15 DAYS AFTER DELIVERY OF THE ORIGINAL NOTICE, THE REPRESENTATIVES OF THE PARTIES SHALL MEET AT A MUTUALLY ACCEPTABLE TIME AND PLACE, AND THEREAFTER AS OFTEN AS THEY REASONABLY DEEM NECESSARY, TO ATTEMPT TO RESOLVE THE DISPUTE. ALL NEGOTIATIONS PURSUANT TO THIS CLAUSE AND CLAUSE (b) BELOW ARE CONFIDENTIAL AND SHALL BE TREATED AS COMPROMISE AND SETTLEMENT NEGOTIATIONS FOR PURPOSES OF APPLICABLE RULES OF EVIDENCE.

     (b) MEDIATION. IF A DISPUTE HAS NOT BEEN RESOLVED BY DISCUSSION BETWEEN OR AMONG THE PARTIES WITHIN 20 DAYS OF THE DISPUTING PARTY’S NOTICE, ANY PARTY MAY BY NOTICE TO THE OTHER PARTIES WITH WHOM SUCH DISPUTE EXISTS REQUIRE MEDIATION OF THE DISPUTE, WHICH NOTICE SHALL IDENTIFY THE NAMES OF NO FEWER THAN THREE (3) POTENTIAL MEDIATORS. EACH PARTY AMONG WHOM THE DISPUTE EXISTS WILL IN GOOD FAITH ATTEMPT TO AGREE UPON A MEDIATOR AND AGREES TO PARTICIPATE IN MEDIATION OF THE DISPUTE IN GOOD FAITH. IF THE PARTIES ARE UNABLE TO AGREE UPON A MEDIATOR WITHIN FIFTEEN (15) DAYS AFTER SUCH NOTICE, THE PARTIES AGREE TO PROCEED TO MEDIATION UNDER THE COMMERCIAL MEDIATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN

EFFECT ON THE DATE OF THIS AGREEMENT. IF SUCH DISPUTE SHALL NOT HAVE BEEN RESOLVED BY MEDIATION WITHIN THE TIME PERIOD SPECIFIED IN SUBSECTION (c) BELOW, ARBITRATION MAY BE INITIATED PURSUANT TO SUBSECTION (c) BELOW. ALL EXPENSES OF THE MEDIATOR SHALL BE EQUALLY SHARED BY THE PARTIES AMONG WHOM THE DISPUTE EXISTS.

     (c) BINDING ARBITRATION.

     (i) ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH, TERMINATION, OR VALIDITY OF THE AGREEMENT WHICH HAS NOT BEEN RESOLVED BY MEDIATION WITHIN 30 DAYS OF THE INITIATION OF SUCH PROCEDURE, OR WHICH HAS NOT BEEN RESOLVED PRIOR TO THE TERMINATION OF MEDIATION, SHALL BE RESOLVED BY ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) IN EFFECT ON THE DATE OF THIS AGREEMENT. IF A PARTY TO A DISPUTE FAILS TO PARTICIPATE IN MEDIATION, THE OTHERS MAY INITIATE ARBITRATION BEFORE EXPIRATION OF THE ABOVE PERIOD. IF THE AMOUNT OF THE CLAIM ASSERTED BY ANY PARTY IN THE ARBITRATION EXCEEDS $1,000,000, THE UNDERSIGNED AGREE THAT THE AMERICAN ARBITRATION ASSOCIATION OPTIONAL PROCEDURES FOR LARGE, COMPLEX COMMERCIAL DISPUTES WILL BE APPLIED TO THE DISPUTE.

     (ii) THE PARTIES TO THE DISPUTE SHALL MUTUALLY AGREE UPON A SOLE ARBITRATOR, WHICH NEED NOT BE AN ARBITRATOR SUGGESTED BY OR ASSOCIATED WITH THE AAA (BUT SUCH ARBITRATOR SHALL NONETHELESS APPLY THE AAA ARBITRATION RULES AS SET FORTH IN (i) ABOVE). IF THE PARTIES TO THE DISPUTE ARE UNABLE TO AGREE UPON AN ARBITRATOR, THE PARTIES SHALL REQUEST THAT AAA SUGGEST A PANEL OF THREE INDEPENDENT AND IMPARTIAL ARBITRATORS, EACH OF WHOM SHALL BE KNOWLEDGEABLE WITH RESPECT TO THE SUBJECT MATTER OF THE DISPUTE. ARBITRATION SHALL BE BEFORE ONE OF THESE THREE ARBITRATORS IF THE DISPUTING PARTIES CAN AGREE ON THE SELECTION OF ONE OF THEM AS THE SOLE ARBITRATOR. IF NOT, ARBITRATION SHALL BE BEFORE ALL THREE.

     (iii) THE PLACE OF ARBITRATION SHALL BE HOUSTON, TEXAS.

     (iv) THE ARBITRATOR(S) ARE NOT EMPOWERED TO AWARD DAMAGES IN EXCESS OF COMPENSATORY DAMAGES.

     (v) THE ARBITRATOR(S) SHALL HAVE THE EXCLUSIVE AUTHORITY TO DETERMINE AND AWARD COSTS OF ARBITRATION AND THE COSTS INCURRED BY EACH PARTY FOR ITS ATTORNEYS, ADVISORS AND CONSULTANTS.

     (vi) THE AWARD RENDERED BY THE ARBITRATORS SHALL BE IN WRITING AND SHALL INCLUDE A STATEMENT OF THE FACTUAL BASES AND THE LEGAL CONCLUSIONS RELIED UPON BY THE ARBITRATORS IN MAKING SUCH AWARD. THE ARBITRATORS SHALL DECIDE THE DISPUTE IN COMPLIANCE WITH THE APPLICABLE SUBSTANTIVE LAW AND CONSISTENT WITH THE PROVISIONS OF THE AGREEMENT, INCLUDING LIMITS ON DAMAGES. THE AWARD RENDERED BY THE ARBITRATOR(S) SHALL BE FINAL AND BINDING, AND JUDGMENT UPON THE AWARD MAY BE ENTERED BY ANY COURT HAVING JURISDICTION THEREOF.

     (vii) ALL MATTERS RELATING TO THE ENFORCEABILITY OF THIS ARBITRATION AGREEMENT AND ANY AWARD RENDERED PURSUANT TO THIS AGREEMENT SHALL BE GOVERNED BY THE FEDERAL ARBITRATION ACT, 9 U.S.C. § 1-16. THE ARBITRATOR(S) SHALL APPLY THE SUBSTANTIVE LAW OF THE STATE OF NEVADA, EXCLUSIVE OF ANY CONFLICT OF LAW RULES.

     (viii) EACH HOLDER IS REQUIRED TO CONTINUE TO PERFORM ITS OBLIGATIONS UNDER THIS CONTRACT PENDING FINAL RESOLUTION OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS CONTRACT, UNLESS TO DO SO WOULD BE IMPOSSIBLE OR IMPRACTICABLE UNDER THE CIRCUMSTANCES.

     (ix) NOTHING IN THIS SECTION 7.11 SHALL LIMIT THE HOLDERS’ RIGHTS TO OBTAIN PROVISIONAL, ANCILLARY OR EQUITABLE RELIEF FROM A COURT OF COMPETENT JURISDICTION.

     (d) SETTLEMENT. NOTHING CONTAINED HEREIN SHALL PREVENT THE PARTIES FROM SETTLING ANY DISPUTE BY MUTUAL AGREEMENT AT ANY TIME.

     Section 7.12. WAIVER. EACH HOLDER WAIVES ANY RIGHT THAT THE HOLDER MAY HAVE TO COMMENCE ANY ACTION IN ANY COURT WITH RESPECT TO ANY DISPUTE AMONG THE HOLDERS RELATING TO OR ARISING UNDER THIS AGREEMENT OR THE RIGHTS OR OBLIGATIONS OF ANY HOLDER HEREUNDER, OTHER THAN AN ACTION BROUGHT TO ENFORCE THE ARBITRATION PROVISIONS OF SECTION 7.11 HEREOF. THE HOLDERS AGREE THAT ANY SUCH ACTION SHALL BE BROUGHT (AND VENUE FOR ANY SUCH ACTION SHALL BE APPROPRIATE) IN DALLAS, TEXAS.

     Section 7.13. U.S. Dollars. Any reference in this Agreement to “dollars,” “funds” or “sums” or any amounts denoted with a “$” shall be references to United States dollars.

     Section 7.14 Termination This Agreement shall terminate and be of no further effect upon completion of an initial public offering after a conversion of the Company into a corporation.

     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the 16th day of July, 2004.

[Following are the signature pages.]

The Company

BOIS D’ARC ENERGY, LLC, a Nevada limited liability company

/s/ WAYNE L. LAUFER

Name:	Wayne L. Laufer

Title:	Chief Executive Officer

Holders

COMSTOCK OFFSHORE, LLC

/s/ ROLAND O. BURNS

	Name:	Roland O. Burns

	Title:	Senior Vice President

BOIS D’ARC RESOURCES, LTD.

By:	Bois d’Arc Interests, LLC,
General Partner

	By:	/s/ WAYNE L. LAUFER

Wayne L. Laufer, Manager

	By:	/s/ GARY W. BLACKIE

Gary W. Blackie, Manager

/s/ M. JAY ALLISON

M. JAY ALLISON

/s/ ROLAND O. BURNS
ROLAND O. BURNS

/s/ WAYNE L. LAUFER
WAYNE L. LAUFER

/s/ GAYLE LAUFER
GAYLE LAUFER

/s/ GARY W. BLACKIE
GARY W. BLACKIE

HARO INVESTMENTS LLC

By:	/s/ WAYNE L. LAUFER

Its:	Sole Member

BETS WEST INTERESTS, L.P.

/s/ SALLY L. BLACKIE

Title:	President

CADE OIL INVESTMENTS, INC.

/s/ WILLIAM W. CADE

Title:	President

/s/ GEORGE FENTON

/s/ JOCELYN FENTON

/s/ CHIALING YOUNG

/s/ D. MICHAEL HARRIS

/s/ WILLIAM HOLMAN

JAY PETROLEUM OF LA, LLC

/s/ WILLIAM C. LANGFORD

Title:	Managing Partner

/s/ STEVE KNECHT

/s/ GREGORY T. MARTIN

/s/ KERRY W. STEIN

PEGASUS ENERGY, LLC

/s/ NICHOLAS J. ARTHUR

Title:	Manager

CONSENT AND AGREEMENT OF SPOUSE

     I, the undersigned, certify that:

     (1) I am the spouse of the individual who signed the foregoing Transfer Restriction Agreement of Bois d’Arc Energy, LLC (the “Agreement”).

     (2) I have read and approve all of the terms, conditions, and provisions of the Agreement and agree to be bound by all of the terms, conditions, and provisions thereof.

     IN WITNESS WHEREOF, I have executed this consent and agreement on the date indicated.

Date:	July 18, 2004	/s/ KAROL KAYE HARRISON

Date:	July 19, 2004	/s/ REBECCA S. HOLMAN

Date:	July 20, 2004	/s/ SANDRA H. KNECHT

Date:	July 21, 2004	/s/ BARBARA ROSE MARTIN

Date:	July 20, 2004	/s/ ANGELA M. STEIN